Exhibit 10.1

***CONFIDENTIAL TREATMENT REQUESTED***

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

DEVELOPMENT AND EXCLUSIVE LICENSE OPTION AGREEMENT

THIS DEVELOPMENT AND EXCLUSIVE LICENSE OPTION AGREEMENT (“Agreement”) is made and entered into on October 27, 2014 (“Effective Date”), by and between Evonik Corporation, an Alabama corporation having its principal place of business at 299 Jefferson Road, Parsippany, New Jersey 07054, USA and having an address at 750 Lakeshore Parkway, Birmingham, Alabama, 35211, USA (hereinafter “Evonik”), and BioDelivery Sciences International, Inc., having an address at 801 Corporate Center Drive, Suite 210, Raleigh, North Carolina 27607 (hereinafter “Customer”). Customer and Evonik are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS Evonik is, among others, engaged in the business of supplying specialized development, formulation and manufacturing services for the pharmaceutical industry and related industries and has considerable skills, expertise and know how in that field; and

WHEREAS Customer desires that Evonik conduct the work to develop Product as described in this Agreement and Evonik’s Proposal No. P11.042R5 (hereinafter a “Proposal”), attached hereto as Exhibit A and made a part hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article 1 - DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below when capitalized:

Active Agent - means buprenorphine ***.

Affiliate(s) - refers to any person, corporation, association or other entity that directly or indirectly, through one or more intermediaries, actually controls, is actually controlled by, or is under common control with a party. For purposes of this definition, “control” means to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation, association or other entity, whether through ownership of at least fifty percent (50%) of the voting securities, or income interest or comparable equity, thereof or by contract relating to voting rights or corporate governance.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Agreement - means this development and exclusive license option agreement including the annexes attached hereto, each of which constitutes an integral part of the understandings and agreements set forth herein.

Background IP - means (1) all proprietary, nonpublic know-how and expertise including, without limitation, specifications, processes, formulations, procedures, instructions, technology and any other technical information which may be contained in drawings, photographs, samples, models and other documentation; (2) all patent applications, patents and other intellectual property rights, including Background IPR; (3) all material, including without limitation, samples of products and models; and (4) software and other creation being subject to copyrights which, in each case, a Party or an Affiliate thereof owns, has exclusively licensed from a Third Party, or controls prior to the Effective Date, or thereafter acquires or independently develops outside the scope of the Project without the use of the other Party’s Confidential Information.

Background IPR - means such parts of Background IP for which patent protection or a similar protection has been obtained or for which an application therefor has been filed.

Confidential Information - means all confidential and/or proprietary technical, commercial or business information, in tangible or non-tangible form, disclosed directly by the Disclosing Party to the Receiving Party or indirectly, through Representative(s) of the Disclosing Party and/or any Third Party acting on the Disclosing Party’s behalf, or made otherwise available for the purposes of this Agreement. Confidential Information may include, but is not limited to, formulae, compositions, specifications, designs, ideas, software, algorithms, machine readable data, production and quality control methods, processes, techniques, business policies or practices, the terms of this Agreement, and all other materials and information regarding the Disclosing Party’s technology, know-how, products, markets, prototypes, business information and operations, or technical information and/or commercial information and data as well as Research Samples. The Disclosing Party’s Confidential Information shall include, but shall not be limited to, its non-public Background IP. A Party’s Confidential Information shall also include any information obtained by the other Party under this Agreement by visual inspection during audits, visits and/or demonstrations in laboratories, pilot plants and/or production facilities of the first Party, e.g. regarding plant and equipment, and the applications and modes of operation thereof. Notwithstanding anything to the contrary, (i) all information concerning Customer Foreground IP shall be deemed the Confidential Information of Customer, regardless of which Party first disclosed such information, (ii) all information concerning Evonik Foreground IP shall be deemed the Confidential Information of Evonik, regardless of which Party first disclosed such information, and (iii) all information concerning Joint Foreground IP or, to the extent not solely concerning Evonik Background IP or Evonik Foreground IP, Research Samples shall be deemed the Confidential Information of both Parties.

Customer Background IP - means any and all Background IP or other proprietary, nonpublic information, whether or not patented or patentable, owned, licensed, or

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

controlled by Customer relating to Active Agent or any Derivative thereof (or the composition, use, or manufacture of any of the foregoing), including but not limited to know-how and patents (issued, pending, or subsequently filed and including all divisionals, continuations, continuations-in-part or other related United States and foreign applications) describing and/or claiming such proprietary information, provided that, as of the Effective Date, Customer does not own, license, or control any such Background IP directly relating to injectable, depot formulations or products.

*** - means, with respect to the Active Agent ***.

Disclosing Party - means the Party disclosing Confidential Information, provided that (i) the Disclosing Party with respect to Confidential Information concerning Customer Foreground IP shall be Customer, regardless of whether first disclosed hereunder by Customer or Evonik, (ii) the Disclosing Party with respect to Confidential Information concerning Evonik Foreground IP shall be Evonik, regardless of whether first disclosed hereunder by Evonik or Customer, and (iii) both Parties shall be deemed the Disclosing Party with respect to Confidential Information concerning Joint Foreground IP or, to the extent not solely concerning Evonik Background IP or Evonik Foreground IP, Research Samples, regardless of which Party first disclosed such Confidential Information to the other Party.

Evonik Background IP - means any and all Background IP or other proprietary, nonpublic information and know-how, whether or not patented or patentable, relating to design and synthesis of biodegradable polymers, the composition and formulating know-how, as well as the processes for imparting controlled, sustained, pulsed, or extended-release or other performance-enhancing or delivery method-specific qualities to products incorporating or comprising active pharmaceutical ingredients (or the manufacture thereof), and/or the Evonik Process, to the extent, in each case, owned by or exclusively licensed to Evonik or any Affiliate thereof immediately prior to the Effective Date *** (“Existing Evonik IP”), and including but not limited to patents and patent applications (issued, pending, or subsequently filed and including all divisionals, continuations, continuations-in-part or other related United States and foreign applications) owned, licensed or otherwise controlled by Evonik or any Affiliate thereof describing and/or claiming such proprietary information and listed in Exhibit B (any such patent rights, “Existing Evonik Patents”), attached hereto and which is an integral part of this Agreement, or thereafter acquired or independently developed outside the scope of the Project without the use of Customer’s Confidential Information, Customer Background IP, or Customer Foreground IP.

Evonik Process - means, ***, as described in Existing Evonik Patents as listed in Exhibit B.

Evonik Process Data - means any data related to Evonik Process including but not limited to those contained in development reports and the production documentation including batch records and batch release results achieved or obtained during the performance of the Project.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Excluded Manufacturers - means (i) any manufacturer whose world-wide corporate headquarters is located in any country other than the United States (and its territories and protectorates), the countries set forth on Exhibit C (such countries, “Western Europe”), Canada, Japan, or Australia and/or (ii) any manufacturer for whom any manufacture of Product or any polymer contemplated under Article 9 hereof on behalf of Customer, any Affiliate thereof, or any licensee of either of the foregoing would be located in any country other than the United States (and its territories and protectorates), the countries of Western Europe, Canada, Japan, or Australia.

Foreground IP - means all results, improvements, developments, inventions, materials, processes, and other know-how, whether patentable or not, as well as documents, software and other material being subject to copyrights, created in the performance of the Project or as a result of a Party’s or a Party’s Affiliate’s use of, or access to, any Confidential Information that is solely the Confidential Information of the other Party.

Foreground IPR - means such parts of Foreground IP, for which patent protection or a similar protection may be obtained.

Initial Data Package - means data and results achieved by Evonik from work performed by Evonik related to an injectable, biodegradable, lactide/glycolide microparticle formulation comprising buprenorphine prior to the Effective Date ***.

Net Sales - means the total amount invoiced on sales of the Product by Customer, its Affiliates or sub-licensees to Third Parties based on a bona-fide arm’s length principle less the following deductions: ***.

Product - means an injectable, biodegradable, lactide/glycolide microparticle formulation containing the Active Agent (or any Derivative thereof) as a single active ingredient and intended to be dosed at approximately one (1) month intervals and any such product(s) developed in the course of the Project, as it may be modified in the course of the Project pursuant to Article 5.2.

Product Formulation - means the formulations or compositions created in the performance of the Project, which include (but are not limited to) ***. For the avoidance of doubt, Product Formulation created in the performance of the Project will always be based on Evonik Background IP.

Project - means the project that Customer establishes with Evonik, the purpose of which is to develop Product according to the Proposal attached hereto as Exhibit A as it may be amended or additional services added from time-to-time pursuant to Articles 5.2, 5.3 or 14.5.

Receiving Party - means the Party receiving Confidential Information, provided that (i) the Receiving Party with respect to Confidential Information concerning Customer Foreground IP shall be Evonik, regardless of whether such information is first disclosed hereunder by Customer, (ii) the Receiving Party with respect to Confidential Information concerning Evonik Foreground IP shall be Customer, regardless of whether such information is first disclosed hereunder by Evonik, and (iii) both Parties shall be deemed

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

the Receiving Party with respect to Confidential Information concerning Joint Foreground IP or, to the extent not solely concerning Evonik Background IP or Evonik Foreground IP, Research Samples, regardless of which Party first disclosed such Confidential Information.

Representatives - means a Party’s directors, officers, employees, principals, agents, consultants, subcontractors and assigns as well as its Affiliates and their respective directors, officers, employees, principals, agents and assigns.

Research Samples shall have the meaning as set out in Article 6.2.

Third Party / Third Parties - means any legal entity or person excluding the Parties and their Affiliates.

As used in this Agreement, additional defined terms shall have the meaning set forth in the specific section or paragraph where identified when capitalized.

Article 2 - THE PROJECT

2.1 The Project will be conducted in accordance with the terms and conditions of this Agreement, including without limitation the Proposal, as it may be amended by agreement of the Parties from time to time pursuant to Article 14.5.

2.2 During the term of this Agreement, Evonik will undertake the Project exclusively for the Customer. Evonik will use commercially reasonable efforts to commence and carry out the Project in accordance with the schedule set forth in the Proposal. Customer will undertake the Project exclusively with Evonik ***.

2.3 Nothing contained herein shall be interpreted to preclude Evonik at any time from undertaking efforts similar to those performed under this Agreement for Third Parties or for internal utilization, provided that ***.

Article 3 - TERM

3.1 This Agreement shall commence on the Effective Date and shall continue until the later of (i) the completion of the Project and delivery to Customer of all deliverables and reports specifically identified in the Proposal or (ii) the date *** years following the Effective Date (the “Term”), unless terminated earlier pursuant to this Agreement.

3.2 Evonik can terminate this Agreement at any time after completion of *** for any reason or for no reason, by giving written notice of termination to Customer not less than *** days in advance of the desired termination date. ***.

3.3 Customer can terminate this Agreement or any Proposal at any time after the completion of *** of the Proposal, for any reason or for no reason, by giving written notice of termination to Evonik not less than *** days in advance of the desired termination date. ***.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

3.4 In the event of a material breach of this Agreement by either Party, including but not limited to Customer’s failure to pay any invoice properly provided in accordance with this Agreement when due, that remains uncured for more than *** days following such Party’s receipt of written notice thereof from the non-breaching Party specifying in reasonable detail the nature of such breach, the non-breaching Party may terminate this Agreement. Except as expressly limited by this Agreement, termination of this Agreement shall be without prejudice to any other remedies that may be available to a Party due to breach by the other Party of this Agreement.

3.5 If either Party shall liquidate or dissolve, or shall be declared bankrupt according to law, or shall make an assignment of its property for the benefit of creditors, or shall file any petition with a court of competent jurisdiction for reorganization under any bankruptcy or insolvency laws, or such petition shall be filed against it and not dismissed within *** days, or shall have a receiver appointed for a substantial part of its assets who is not discharged within *** days of his appointment, the other Party shall have the right to terminate this Agreement effective upon the giving of written notice thereof to such Party.

3.6 ***.

3.7 Upon termination of this Agreement, (i) Evonik will be paid any amounts owed to Evonik in accordance with the Estimated Budget (defined herein) for work that has been performed in accordance with this Agreement and the Project through the effective date of termination, including any reasonable, documented, non-cancelable Third Party costs and any reasonable, documented wind-down costs reasonably incurred by Evonik in connection with the Project, and (ii) all other rights and obligations of the Parties under this Agreement shall cease, except that the Parties shall not be relieved of: (A) any obligations accruing before the effective date of termination or (B) any other obligation hereunder that survives termination pursuant to the express provisions of this Agreement. Notwithstanding anything else written in this Agreement, the rights and obligations of the Parties under Articles *** shall survive the termination of this Agreement (provided that such survival may, in some cases, be limited in time to the extent such a limit is explicitly specified in such Articles).

Article 4 - CHARGES AND INVOICING

4.1 Upon the Effective Date and delivery of the Initial Data Package to Customer (to be provided within*** days from Effective Date), Customer shall pay Evonik a non-refundable, non-creditable, one-time payment of *** (“Initial Data Package Fee”). This Initial Data Package fee is paid for by Customer for Evonik’s delivery of the Initial Data Package and is not part of the Estimated Budget (defined below) to be paid for charges incurred on the Project.

4.2 The total estimated budget for the services conducted under this Agreement is *** (the “Estimated Budget”). Unless mutually agreed upon in writing pursuant to an amended or additional Proposal, Evonik shall not bill Customer for amounts greater than the Estimated Budget without the express written consent of Customer. Travel by Evonik employees as required by Customer’s written request is not part of the Estimated Budget and will not be subject to the overall Estimated Budget. Evonik shall invoice Customer on a monthly basis for charges incurred on the Project in accordance with the Estimated Budget and any reasonable, documented travel related expenses to the extent approved by Customer in writing and in

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

advance. Evonik shall have no obligation to perform any services not described in the Proposal corresponding to the Estimated Budget, and Customer shall not have any obligation to pay any amounts in excess of the Estimated Budget (other than reasonable, documented travel expenses approved in advance and in writing by Customer as set forth above), unless a Change Order (defined herein) is executed by both Parties pursuant to Article 5.2.

Furthermore, the Parties may decide to amend or add additional services through a Change Order (defined herein) or additional Proposal pursuant to Articles 5.2 or 5.3 of this Agreement. In such cases the Parties may amend or extend the Estimated Budget and/or agree on specific fee arrangements as it relates to the Change Order or additional Proposal, which may be set forth in the Change Order or additional Proposal. No amendment or change to the existing Proposal, nor any additional Proposal, shall be effective unless agreed upon in writing by both Parties.

4.3 Evonik shall send invoices to:

BioDelivery Sciences International, Inc.

Attention: Accounts Payable

801 Corporate Center Drive, Suite 210

Raleigh, NC 27607

Customer shall pay all undisputed amounts of any invoices issued in accordance with this Agreement within *** days of the date of invoice. Further, if at any time, Customer fails to pay undisputed amounts of a properly-submitted, accurate invoice when due and such invoice remains past due for more than *** days, Evonik may, in its own discretion, refuse to provide services until all undisputed amounts of properly submitted, accurate invoices that are overdue are paid, subject to any change in future payments terms that may be mutually agreed by the Parties in writing.

Article 5 - SERVICES AND MATERIALS

5.1 With respect to the Project, Evonik shall provide the services of such personnel, laboratory facilities, equipment, chemicals, and other supplies as are required to conduct its activities under this Agreement. Evonik shall render services in connection with the Project and create, develop and deliver Research Samples to Customer, all in accordance with the Proposal, subject to the terms and conditions of this Agreement.

5.2 If at any time during the term of this Agreement Customer desires to make modifications to the Proposal, Customer shall provide a written description of the proposed modification(s) to Evonik (a “Change Request”). After its receipt of such Change Request, Evonik shall submit a change order proposal (the “Change Order”) in substantially the form attached hereto as Exhibit D that includes any additional fees or charges and any adjustments to the completion dates or Project timetable resulting from the proposed Change Request. Evonik shall have no obligation to complete the requested work or implement the proposed changes and Customer shall not have any obligations with respect to any increased fees or altered payment schedules, unless and until the Customer agrees to the updated budget and/or timeline and the Change Order is executed by both Parties. Evonik shall not be considered in breach for failure to complete the requested work or implement the proposed changes until both Parties agree in writing on the revised Proposal and budget. Once the Change Order is executed by both Parties, such Change Order shall become a part of this Agreement.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

5.3 If at any time during the term of this Agreement the Parties desire to add additional services to the Agreement, the Parties must agree on an additional Proposal which must be agreed to pursuant to Article 14.5 as an amendment to this Agreement to be attached as an additional Exhibit A.

5.4 Title / Risk of Loss. Title and risk of loss pass to Customer upon delivery of any Research Samples to the carrier designated by Customer.

5.5 Customer agrees to supply to Evonik, at no charge to Evonik, such necessary quantities of Active Agent for the Project at such times as Evonik may reasonably request in order to complete the Project. In addition, Customer agrees to provide to Evonik complete and accurate instructions for the proper handling, safety procedures and storage of the Active Agent, including appropriate warnings of any known toxicity with respect to the use and handling of the Active Agent. Evonik shall not be considered in breach for failure to meet any timelines to the extent resulting from a delay in receipt of the Active Agent from the Customer or misrepresentation in the instructions provided by Customer regarding the proper handling, safety procedures and storage of Active Agent.

5.6 Evonik will use the Active Agent only for the purpose of performing the Project. Evonik shall not sell, transfer, disclose or otherwise provide access to the Active Agent provided by Customer to any Third Party without the written consent of Customer. Upon termination of this Agreement, Evonik will return all unused Active Agent to Customer, if requested to do so, within *** days after termination, or otherwise will dispose of the Active Agent at Customer’s direction and expense (which shall be reasonable and documented).

Article 6 - DELIVERABLES

6.1 Evonik will furnish Customer timely progress updates summarizing the results generated during the Project as set forth in the Proposal ***.

6.2 Evonik will provide samples of the Product (“Research Samples”) to Customer for evaluation as they become available, in the amounts set forth in the Proposal. With the Research Samples and Clinical Samples (as defined below), Evonik will provide Customer with information reasonably sufficient to evaluate ***.

6.3 Customer shall not make or have made any analysis or any observation of the chemical composition of the Research Samples, other than to verify or confirm any results or analyses thereof provided by Evonik, or confirm adherence to the Specifications (as defined below), without the prior written consent of Evonik, nor reverse-engineer such Research Samples. ***.

6.4 Information generated by Customer from use of Research Samples (“Test Results”) will be shared in confidence with Evonik. In the event that Customer intends to present Test Results publically at symposia or professional/scientific meetings, and/or to publish in journals, or otherwise, Customer shall provide Evonik with a draft manuscript of any such

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

proposed publication or presentation at least *** weeks prior to the submission or presentation to any Third Party. Evonik shall have, within such period of *** weeks, the right to review the material for Confidential Information and, at Evonik’s request made within such *** period, Confidential Information of Evonik shall be deleted from the proposed publication or presentation. No rights or obligations, other than those expressly recited herein, are to be implied from this Agreement, including, but not limited to, any license under any patent rights or know-how owned or licensed by either Party, or which may be obtained by either Party through ownership or license.

6.5 It is understood and agreed that only Research Samples made as specified in the relevant Proposal as to be made in accordance to US FDA-promulgated Good Manufacturing Practices (“GMP”) can be used in humans (such Research Samples, “Clinical Samples”).

Article 7 - OWNERSHIP OF INVENTIONS AND DISCOVERIES

7.1 The Parties acknowledge that the Background IP of a Party is and will remain the separate property of that Party and is not affected by this Agreement. Except as expressly permitted under this Agreement, neither Party shall have any claims to or rights in or to such separate Background IP of the other Party.

7.2 Inventorship for patentable Foreground IP shall be determined in accordance with U.S. patent laws. Evonik and Customer, respectively, represent that each of its employees and/or consultants involved with the Project or using or having access to the other Party’s Confidential Information have entered into an agreement that provides for assignment to Evonik or Customer, respectively, of all inventions made by such employee and/or consultants during the course of his employment with or provisions of services to Evonik or Customer.

7.3 Any Foreground IP *** (collectively, all of the foregoing, “Customer Foreground IP”) shall be exclusively owned by Customer. Evonik shall promptly notify Customer in writing of any Customer Foreground IP and hereby assigns to Customer all right, title, and interest in Customer Foreground IP.

7.4 Any Foreground IP, other than Customer Foreground IP *** (collectively, all of the foregoing, “Evonik Foreground IP”) shall be exclusively owned by Evonik. Customer shall promptly notify Evonik in writing of any Evonik Foreground IP developed by Customer, and hereby assigns to Evonik all right, title, and interest in Evonik Foreground IP. For the avoidance of doubt, Foreground IP owned by Evonik shall include ***.

7.5 Any Foreground IP made under this Agreement, other than Customer Foreground IP or Evonik Foreground IP, which is based on or related to *** (collectively, all of the foregoing, “Joint Foreground IP”), shall be jointly owned by Evonik and Customer and subject to any rights in Joint Foreground IP granted to either Party under this Agreement, and/or any Supply Agreement (defined herein), or any License (defined herein) to be negotiated, including those rights in Article 9.1(iii). The Parties further agree that Evonik has the exclusive right to use Product Formulation without the Active Agent or any Derivative of the Active Agent for its own project(s) or any project(s) with Third Parties, ***.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

7.6 Each Party shall use commercially reasonable efforts to coordinate and harmonize the filing of applications for Foreground IP owned by it, including but not limited to Joint Foreground IP, to the extent reasonably necessary to avoid jeopardizing the patentability of Foreground IP owned by the other Party, including but not limited to Joint Foreground IP, or optimize the Parties’ collective chances and probabilities to obtain patent coverage for the Foreground IP owned by each Party, provided that the foregoing shall not in any event require a Party to file or prosecute any patent applications for Foreground IP owned by it in a manner that may reasonably be anticipated to materially and adversely affect its ability to obtain patent protection for any particular Foreground IP owned by it.

Article 8 - PATENT MATTERS

8.1 Evonik shall have the sole right (but not the obligation), at its expense, to prepare, file, prosecute and maintain patent applications or patents for Evonik Foreground IP. Customer shall execute such documents and perform such acts as may be reasonably necessary for Evonik to effect the assignment of Evonik Foreground IP to Evonik as contemplated by Article 7.4 and prepare, file, prosecute or maintain such patent applications or patents.

8.2 Customer shall have the sole right (but not the obligation), at its expense, to prepare, file, prosecute and maintain patent applications or patents for Customer Foreground IP. Evonik shall execute such documents and perform such acts as may be reasonably necessary for Customer to effect the assignment of Customer Foreground IP to Customer as contemplated by Article 7.3 and prepare, file, prosecute or maintain such patent applications or patents.

8.3 Customer and Evonik shall use commercially reasonable, good faith efforts to jointly determine whether to prepare, file, prosecute and maintain United States or foreign patent applications and patents for Joint Foreground IP. Before a patent application for any particular Joint Foreground IP shall be filed, a Party shall, to the extent received prior to the filing of any patent application, consider any good faith written request by the other Party to, instead of pursuing patent protection for such Joint Foreground IP, maintain such Joint Foreground IP as a trade secret if the other Party reasonably demonstrates in writing to the other Party that such Joint Foreground IP has greater commercial potential, or provides a greater competitive advantage, with respect to both Parties’ businesses, if such Joint Foreground IP is not patented but is instead maintained as a trade secret. The Parties shall use commercially reasonable, good faith efforts to assign responsibility to one Party to act as the lead Party for the prosecution and maintenance of such patent applications and patents on an invention-by-invention basis ***. The non-lead Party shall execute such documents and perform such acts as may be reasonably necessary to prepare, file, prosecute or maintain such patent applications or patents and shall be provided a reasonable opportunity for a timely textual review of such patent filing and prosecution matters related to such patent applications in advance of any filing, response, or material communication with any patent authority with respect thereto.

8.4 If Customer or Evonik does not intend to participate in the filing for any Joint Foreground IP patent application, does not wish to continue preparation, prosecution or maintenance of a Joint Foreground IP patent application or patent, or does not wish to provide

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

any financial support with respect to the preparation, filing, prosecution or maintenance of any Joint Foreground IP patent application or patent pursuant to, in each case, Article 8.3, then it shall give at least *** days advance written notice to the other Party (such notice, “Opt-out Notice). Should either Customer or Evonik, respectively, provide Opt-out Notice to the other Party with respect to a particular patent or patent application (in which case, Customer or Evonik, respectively shall constitute the “Nonparticipating Party” with respect thereto):

(i)	the other Party may elect at its sole discretion, by written notice to the Nonparticipating Party given within *** days of an Opt-out Notice with respect to a particular patent application or patent (such a notice by the other Party, a “Takeover Notice”), to continue preparation, filing and prosecution or maintenance of such patent application or patent at its sole expense,

(ii)	the Nonparticipating Party shall, effective upon the *** day following its receipt of an Takeover Notice, forfeit all it rights to such patent or patent application and hereby assigns to the other Party all of the Nonparticipating Party’s right, title, and interest in the applicable patent application or patent, and the Nonparticipating Party shall execute such documents and perform such acts as may be reasonably necessary to enable the other Party to file or to continue such prosecution or maintenance and effect the assignment set forth above, and

(iii)	the Nonparticipating Party shall, effective on the earlier of (x) the *** day following its receipt of a Takeover Notice or (y) the *** day following its provision of an Opt-out Notice, have no further obligations with respect to the filing, preparation, prosecution, or maintenance of the applicable patent or patent application or the cost or expense thereof.

8.5 The Parties agree to the following patent enforcement rights:

(i)	Customer shall have the sole right, but not the obligation, to bring an appropriate suit or other action (“Enforcement Action”) against any person or party engaged in or anticipated to engage in infringement of the intellectual property pertaining to ***, at Customer’s expense. Evonik shall provide to Customer reasonable assistance at Customer’s expense in such Enforcement Action. Customer shall keep Evonik regularly informed of the status and progress of such Enforcement Action, and shall reasonably consider Evonik’s comments on any such efforts. Should Customer elect not to take Enforcement Action related to ***, Customer shall inform Evonik and, to the extent possible dependent on BDSI’s obligations from other agreements with Third Parties, Evonik may, if BDSI consents in writing, and such consent shall not be unreasonably withheld, delayed or conditioned, take such Enforcement Action in BDSI’s stead, at Evonik’s expense. Should Evonik take such Enforcement Action, Customer shall provide to Evonik reasonable assistance at Evonik’s expense in such Enforcement Action. Evonik shall keep Customer regularly informed of the status and progress of such Enforcement Action and shall reasonably consider Customer’s comments on any such efforts.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(ii)	Subject to Section 8.5(i), Evonik shall have the sole right, but not the obligation, to bring an Enforcement Action against any person or party engaged in or anticipated to engage in infringement of the intellectual property pertaining to ***, at Evonik’s expense. Customer shall provide to Evonik reasonable assistance at Evonik’s expense in such Enforcement Action. Evonik shall keep Customer regularly informed of the status and progress of such Enforcement Action, and shall reasonably consider Customer’s comments on any such efforts. Should Evonik elect not to take such Enforcement Action, Evonik shall inform Customer and, to the extent possible dependent on Evonik’s obligations from other agreements with Third Parties, Customer may, if Evonik consents in writing, and such consent shall not be unreasonably withheld, delayed or conditioned, take such Enforcement Action in Evonik’s stead, at Customer’s expense. Should Customer take such Enforcement Action, Evonik shall provide to Customer reasonable assistance at Customer’s expense in such Enforcement Action. Customer shall keep Evonik regularly informed of the status and progress of such Enforcement Action and shall reasonably consider Evonik’s comments on any such efforts.

Article 9 - PRODUCT COMMERCIALIZATION

9.1 Unless otherwise agreed by the Parties and subject to the remainder of this Article 9.1, Evonik shall have the right to manufacture clinical and commercial supplies of Product and supply polymer materials utilized in such manufacture as set forth below. Such rights would be set forth in manufacturing and supply sections of any license and supply agreement negotiated by the Parties in good faith on reasonable commercial terms and conditions (such agreement(s), the “License and Supply Agreement(s)”), which terms and conditions shall:

(i)	provide that Evonik shall manufacture commercial Product ***;

(ii)	provide that Evonik shall be the exclusive manufacturer of commercial Products (“Exclusive Manufacturer”) on behalf of Customer and, subject to the rights referenced in Article 9.1 (iii) below, Customer will purchase and Evonik will supply one hundred percent (100%) of Customer’s volume for commercial Products from the Evonik Primary Site and Evonik Backup Site ***;

(iii)	include rights that in the event Evonik fails to ***;

(iv)	provide that Evonik shall be the exclusive manufacturer of clinical supplies of Product on behalf of Customer and Evonik will supply one hundred percent (100%) of Customer’s clinical Product requirements unless ***; and

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

(v)	provide that Evonik shall be the exclusive manufacturer and/or supplier of all polymer materials utilized in the manufacture of Product ***,

(vi)	provide Customer with timely and reasonable access to *** including any information, documents and data related thereto, to the extent necessary for the preparation of regulatory filings and correspondence with regulatory or governmental agencies. Evonik shall further provide reasonable assistance to Customer, at Customer’s expense, for such matters in a timely manner.

For clarity, none of the terms above are designed to be actual language to be included in future Supply Agreement(s) and are not final language. Any and all such language is subject to further drafting and negotiation between the Parties. Furthermore, the Parties are to negotiate all of the above listed manufacturing and License and Supply Agreement(s) in good faith and in no event shall be obligated to enter into one (1) or more of the above agreements if either Party is not satisfied with the form or result of all of the agreements.

9.2 The Parties acknowledge and agree that the rights and obligations of each Party with respect to the commercialization of a Product, *** shall be set forth in a separate license agreement negotiated by the Parties in good faith at reasonable commercial conditions. ***. The Parties shall use commercially reasonable, good faith efforts to negotiate a commercially reasonable form of such license agreement, consistent with the terms therefor set forth in this Agreement, within *** months of the Effective Date and, upon the Parties’ mutual agreement on such form of license agreement, it shall be attached hereto as Exhibit E (the “License”); provided, however, that, without limitation of the Parties’ obligation to use commercially reasonable, good faith efforts as set forth above, neither Party is under any obligation to complete such a license agreement.

9.3 Evonik hereby grants to Customer an exclusive option to acquire an exclusive royalty-free, worldwide license, with the right to grant sublicenses, to Evonik Foreground IP, except for any Foreground IP solely based on Evonik Process, (and related Foreground IPR) and Evonik’s interest in Joint Foreground IP (and related Foreground IPR) (“Option I”) only for the purpose of developing and commercializing the Product (including, subject to Article 9.1(iii) and/or Evonik’s rights under any License and Supply Agreement(s), ***.

9.4 Further, Evonik hereby grants to Customer an exclusive option to acquire a royalty-bearing, worldwide license, with the right to grant sublicenses, to Evonik Background IP (and Evonik Background IPR) (“Option II”) only for the purpose of developing and commercializing the Product ***. The royalty rate for such license under this Option II for Products, the manufacture of which is covered by valid claims of issued patents included within Evonik Background IPR covering the Evonik Process in the country of sale, shall be (i) *** of Net Sales of Products sold during any calendar quarter *** or (ii) *** of Net Sales of Products sold during any calendar quarter ***. If the manufacture of Products is not covered by valid claims of issued patents included within Evonik Background IPR covering the Evonik Process in the country of sale, the respective royalty rates shall be reduced by *** of the above referenced rates, subject to customary adjustments, as shall be negotiated and set forth in the license to be negotiated under Article 9.2 (or, if applicable, Article 9.7) and executed following exercise of Option II pursuant to Article 9.7. ***.

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IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

9.5 In the event that Evonik and Customer do not agree and execute one or more License and Supply Agreements (as referenced in Article 9.1) for the commercial manufacture of Product, ***.

9.6 In the event Customer exercises its rights to Options I and II under Article 9.3, 9.4 or 9.7, ***. Furthermore, in the event that Customer grants a sublicense to a Third Party under any license granted to Customer by Evonik pursuant to Articles 9.3, 9.4, and/or 9.7, Customer shall not transfer any Evonik Process Data to such Third Party manufacturer.

9.7 Option Period. The period within which Option I and Option II (each, an “Option”) may be exercised begins on Effective Date and expires at *** month after the expiration or termination of the Agreement (“Option Period”). Customer must exercise both Options simultaneously by delivering unambiguous written notice to Evonik before the expiration of the Option Period. Once Customer exercises the Options then the Parties shall, if the form of such License has been negotiated and agreed to, immediately execute the License with respect to the rights to be granted with respect to the exercise of the Options, provided that in the event, at the time of the exercise of the Options, the form of License has not been agreed to by the Parties, (a) the Parties will use commercially reasonable good faith efforts to, as soon as reasonably possible, negotiate and execute a license agreement containing commercially reasonable terms and terms consistent with those set forth in Articles 9.3, 9.4 and/or 9.5 and (b) without limitation of the Parties’ preceding obligations under this sentence, the Parties shall have a *** month negotiation period following the exercise of the Options to negotiate and execute the license agreement, after which neither Party shall have any obligation to negotiate or execute such a license. So long as it is prior to the execution of the License, Customer reserves the right to revoke any exercise of either Option at any time upon written notice to Evonik, at which time neither Party shall have any obligations hereunder to negotiate or execute the License.

9.8 The Parties acknowledge that any license(s) acquired by Customer according to this Article 9 with respect to Evonik Background IP shall, as shall be further detailed in the license agreement executed by the Parties with respect thereto, remain exclusive following approval of the Product by the United States Food and Drug Administration for human therapeutic use (such approval, “Approval”) as long as Customer and/or its Affiliates pay Evonik the annual minimum royalty described in this section (“AMR”). If Customer obtains Approval of the Product for ***, the AMR under the applicable license shall be set at *** for each complete calendar year following Approval. However, should Customer obtain Approval of Product for ***, the above AMR figures will, effective following Approval for both indications, be ***. The AMR to be paid with respect to a calendar year shall be prorated if more than one of the above amounts applies to such calendar year, based on the relative portions of such calendar year to which the relevant amounts above apply. In case the Customer and/or its Affiliates do not pay such AMR to Evonik in any applicable calendar year with respect to the license to Evonik Background IP, such license will, upon written notice from Evonik, as further described in such license, automatically immediately become non-exclusive.

9.9 ***.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

9.10 The Parties acknowledge that with respect any license(s) acquired by Customer according to this Article 9 with respect to Evonik Background IP, Customer shall, in addition to paying the royalty set forth in Articles 9.4 and 9.5 and the AMR set forth in Article 9.8, be required to make to Evonik the following non-refundable, non-creditable one-time payments:

(i)	$*** upon ***;

(ii)	$*** upon ***;

(iii)	$*** upon ***; and

(iv)	$*** upon ***;

***.

Article 10 - PUBLICITY

10.1 No advertising, media release, publications, or other public disclosures having any reference to Customer or Evonik, respectively, express or implied, shall be made or released by or on behalf of Evonik or Customer, respectively, except to the extent (i) such matter shall have first been agreed upon in writing by Customer or Evonik, respectively, or (ii) release, announcement, or disclosure is required by applicable law, rule, or regulation, a court or other government agency of competent jurisdiction or the rules of any applicable securities exchange, in which case Evonik or Customer, respectively, shall promptly notify the other Party of each such requirement and identify the release, announcement, or disclosure so required thereby, so that the other Party may consult with Evonik or Customer, respectively, and afford the other Party reasonably sufficient time to review and approve such release, announcement, or disclosure, such approval not to be unreasonably withheld, conditioned or delayed. The Party commenting on such release, announcement, or disclosure will provide comments within *** business days of receiving such proposed release, announcement or disclosure.

Article 11 - CONFIDENTIALITY; RETURN/DESTRUCTION

OF TANGIBLE MATERIALS

11.1 Customer and Evonik each acknowledge that it will be necessary for each to disclose certain Confidential Information. Notwithstanding anything else in this Agreement, Confidential Information shall not include:

(i)	information that at the time of disclosure, is in the public domain, or that thereafter enters the public domain, through no act or omission of the Receiving Party; or

(ii)

information that the Receiving Party or its Representatives can establish by reasonable written proof was in their possession at the time of disclosure (or, with respect to Foreground IP generated by one Party but assigned (in whole or in part) to the other Party pursuant to this Agreement, prior to the generation thereby), or was subsequently and independently developed by Representatives of the Receiving Party who had no knowledge of that information as a disclosure from the Disclosing Party (or, with respect to Foreground IP generated by one Party but

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

assigned (in whole or in part) to the other Party pursuant to this Agreement, as a result of being generated hereunder by the Receiving Party); or

(iii)	information that is hereafter lawfully received by the Receiving Party or its Representatives on a non-restricted basis from a Third Party having rightful possession of such Confidential Information and the legal right to disclose it to the Receiving Party as documented by the Receiving Party’s written records; or

(iv)	information that the Disclosing Party or its Representatives agree in writing to release from the obligations under this Article 11.

The burden of proving the applicability of any one or more of the above exceptions shall at all times be with the Receiving Party. An individual feature of Confidential Information shall not be deemed to be within any of the specified exceptions merely because it is embraced by more general information in such exception. In addition, any combination of features shall not be deemed to be within any of the specified exceptions merely because individual features are in such exception, but only if the combination itself and its principle of operation are in such exception.

11.2 Any disclosure of Confidential Information made by the Receiving Party in response to a valid order by a court or other governmental body or that is otherwise required by law, rule, or regulation or the rules of any applicable securities exchange (but only to the extent of such order or requirement) will not be deemed to be a violation of the Receiving Party’s obligations under this Agreement if the Receiving Party complies with this Article 11. Under such circumstances, the Receiving Party shall (to the extent permitted by applicable law and reasonably practicable) provide the Disclosing Party with reasonable advance written notice of any disclosure to be made pursuant to such order or requirement and reasonably cooperate, at the reasonable, documented expense of and with the efforts of the Disclosing Party, to obtain a protective order or other assurance of confidential treatment of the Confidential Information to be disclosed pursuant to such order or requirement. If, in the absence of a protective order or confidential treatment, the Receiving Party is compelled as a matter of law, rule, or regulation (or the rules of any applicable securities exchange) to disclose the other Party’s Confidential Information, the Receiving Party will disclose, without liability, only that part of such Confidential Information as is required by law, rule, or regulation (or the rules of the applicable securities exchange) to be disclosed and prior to such disclosure will, to the extent permitted by applicable law and reasonably practicable, advise and consult with the Disclosing Party as to such disclosure.

11.3 During the term of this Agreement and through the period of non-disclosure and non-use below, the Receiving Party agrees that it will not (i) use Confidential Information of the Disclosing Party for any purpose except as set forth in the Proposal or otherwise in accordance with or permitted by this Agreement, or (ii) disclose Confidential Information of the Disclosing Party to any Third Party without the advance written approval of the Disclosing Party, or (iii) disclose results under the Proposal that use or disclose the Confidential Information of the Disclosing Party without the advance written approval of the Disclosing Party, provided that the foregoing shall not be construed as prohibiting either Party from utilizing or disclosing Confidential Information concerning Joint Foreground IP and/or directly related Foreground IPR in the course of its exploitation of Joint Foreground IP and its rights in directly related

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

Foreground IPR, subject to the limitations set forth under Articles 7 and 8.4(ii) and provided such Party uses commercially reasonable efforts to protect the confidential nature of such Confidential Information. The Receiving Party’s obligations of non-disclosure and non-use with respect to the other Party’s Confidential Information (including Confidential Information of both Parties) shall continue for a period of *** years from the termination or expiration of this Agreement.

11.4 Notwithstanding the above, the Receiving Party may, in their sole discretion, disclose Confidential Information of the Disclosing Party to the Receiving Party’s Representatives (i) who require the same in the performance of their regular responsibilities, and then only to the extent required to perform the Project contemplated hereunder, or (ii) to the extent consistent with a Party’s exercise of its rights with respect to Joint Foreground IP and directly related Foreground IPR, subject to Articles 7 and 8.4(ii), and who have been advised of the confidential nature of the Confidential Information and of the restrictions hereunder on its disclosure and use, and agree to maintain the same in confidence and not to use the same other than as contemplated or permitted herein. Further, to the extent that Confidential Information is disclosed to the Receiving Party or Receiving Party’s Representatives by the Disclosing Party’s Representatives, this Agreement shall also apply to such disclosures. The Parties to this Agreement shall assume full responsibility for its Representatives in this regard.

11.5 Upon the Disclosing Party’s request, the Receiving Party will return (and will cause all Representatives to return) all of the Disclosing Party’s Confidential Information in written or manifested in other tangible form to the Disclosing Party, and shall also deliver to it all copies, extracts, summaries, adaptations and drawings, whether provided by the Disclosing Party or created by the Receiving Party. The Receiving Party shall also deliver to the Disclosing Party any equipment, sample, product or material embodying, containing or based upon any of Disclosing Party’s Confidential Information. Notwithstanding the above, (a) the Receiving Party may retain a record copy for the purpose of determining either Party’s rights, obligations, and/or disclosures made under this Agreement, and (b) Receiving Party shall not be required to destroy any computer files created during automatic system back-ups that are subsequently stored securely and not accessible to employees, except for the purpose of securing application of the Agreement, provided that (i) Confidential Information made and kept by Receiving Party pursuant to subsections (a) and (b) of this Article 11.5 or in breach of this Article 11.5 shall continue to be governed by the terms of this Agreement, and (ii) the obligations of this Article 11.5 shall not apply to any Confidential Information concerning Joint Foreground IP and/or directly related Foreground IPR, except to the extent a Party’s interest therein is assigned to the other Party pursuant to Article 8.4.

Article 12 - WARRANTY/AUDIT/COVENANTS/LIMITATION OF LIABILITY

12.1 Under this Agreement, Evonik is to perform certain research and other work incidental thereto, and is to provide certain counseling, advice, conclusions, and/or recommendations. ***. Evonik will use its professional experience and diligent professional efforts in performing this work. HOWEVER, WITHOUT LIMITATION OF ITS OBLIGATIONS UNDER ARTICLES 2.2 AND 4.2, EVONIK MAKES NO WARRANTY OF, AND SHALL HAVE NO LIABILITY FOR, ITS ABILITY TO COMPLETE THE PROPOSED ACTIVITY WITHIN THE SPECIFIED TIMELINES OR COSTS. FURTHER, EXCEPT TO THE EXTENT EXPLICITLY

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SET FORTH IN THIS AGREEMENT OR ANY PROPOSAL, EVONIK MAKES NO WARRANTY EXPRESS OR IMPLIED INCLUDING THAT PRODUCTS PRODUCED AND/OR RESEARCH SAMPLES PROVIDED ARE MERCHANTABLE OR SATISFACTORY FOR ANY PARTICULAR PURPOSE. EXCEPT AS EXPLICITLY SET FORTH IN THIS AGREEMENT, NO OTHER WARRANTY OR LIABILITY, EXPRESS OR IMPLIED, AND WHETHER ARISING BY OPERATION OF LAW OR CUSTOM, SHALL APPLY. FURTHERMORE, CUSTOMER SHALL NOT MAKE ANY REPRESENTATION OR WARRANTY ON BEHALF OF EVONIK.

12.2 Customer acknowledges and agrees that, except as explicitly set forth in the Proposal or this Agreement, all Research Samples provided by Evonik under this Agreement are provided “AS IS” AND ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. Furthermore, prior to Evonik’s manufacture of any Clinical Samples, Customer shall, if and as requested by Evonik, conduct, or secure a third party to conduct, an audit of Evonik’s quality systems to attempt to confirm the applicable level of compliance to GMP regulations and Evonik shall only begin manufacture of such Clinical Samples after receiving written approval therefor from Customer.

12.3 Each Party represents and warrants to the other Party that:

(i)	it is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(ii)	it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

(iii)	this Agreement is legally binding upon it and enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(iv)	as of the Effective Date, it is not aware of any action, suit or inquiry or investigation instituted by any person or governmental agency which questions or threatens the validity of this Agreement; and

(v)	as of the Effective Date, none of its employees that will be performing work on the Project have been “debarred” by the FDA, within the meaning of 21 U.S.C. §335(a) or (b), nor have debarment proceedings against any of its employees been commenced, Each Party agrees to promptly provide written notice to the other Party in the event of any change to the accuracy of this representation and warranty and to use commercially reasonable efforts to ensure that it does not use any individual that has been so “debarred” by the FDA, within the meaning of 21 U.S.C. §335(a) or (b), nor against whom debarment proceedings have been commenced.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

12.4 Evonik further represents and warrants to Customer that:

(i)	to Evonik’s and its Affiliates’ knowledge as of the Effective Date there are no pending or threatened claims or legal actions asserting that any Background IPR included within Existing Evonik IP are invalid or unenforceable in any jurisdiction;

(ii)	***;

(iii)	to Evonik’s and its Affiliates’ knowledge as of the Effective Date, neither Evonik nor any Affiliate thereof is a party to or otherwise bound by any contract or agreement that conflicts with this Agreement, or the rights or options granted or assigned to Customer hereunder or under any License;

(iv)	as of the Effective Date, all agreements between Evonik (or any of its Affiliates) and Third Parties necessary to perform Evonik’s obligations under this Agreement, or grant the rights granted or assigned to Customer under this Agreement or any License that may be granted pursuant to the exercise of either Option, are in full force and effect;

(v)	to Evonik’s and its Affiliates’ knowledge as of the Effective Date, (a) ***, and (c) none of the Existing Evonik Patents are the subject of any pending interference, opposition, cancellation or other protest proceeding;

(vi)	as of the Effective Date, neither Evonik nor any Affiliate thereof owns or has rights to any regulatory approvals or regulatory filings regarding any injectable, biodegradable microparticle-based product incorporating the Active Agent or any Derivative thereof as an active pharmaceutical ingredient; and

(vii)	Clinical Samples shall be made in accordance with GMP and any applicable Specifications set forth in a Proposal.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

12.5 Evonik shall use commercially reasonable efforts to maintain and keep in full force and effect all agreements necessary to perform its obligations, and grant the rights granted to Customer, hereunder or any license granted pursuant to the exercise of Option I or Option II, and will notify Customer of any material breach or termination of such agreements that would materially and adversely affect Customer’s rights under this Agreement or any license granted pursuant to the exercise of Option I or Option II.

12.6 Customer represents and warrants to Evonik that, to Customer’s knowledge as of the Effective Date, neither the Active Agent nor the reasonably anticipated Product infringes on any U.S. or foreign patent, trademark, copyright or other intellectual property or proprietary right of any Third Party.

12.7 In connection with the work performed hereunder, NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, REGARDLESS OF WHETHER THE CLAIM IS BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, WHICH MAY INCLUDE BUT ARE NOT LIMITED TO, LOSS OF PRODUCT, PROFITS OR REVENUES, DAMAGE OR LOSS FROM OPERATION OR NONOPERATION OF PLANT, OR CLAIMS OF THIRD PARTIES, EXCEPT WITH RESPECT TO ***.

Article 13 - INDEMNIFICATION/INSURANCE

13.1 Customer shall defend, indemnify and hold harmless Evonik, its Affiliates, and their respective directors, officers, employees, principals, agents and assigns from and against any and all losses, claims, penalties, actions, damages, liabilities, costs and expenses incident thereto (including reasonable legal counsel fees and expenses) (the “Losses”) which Evonik may hereafter incur, become responsible for or pay out relating to, as a direct result of any Third Party claim based upon or arising out of (a) Customer’s breach of any of its representations, warranties, covenants or obligations under this Agreement; (b) any infringement or misappropriation of the intellectual property rights of any Third Party relating to any acts of Customer or the use of the Research Samples, Product or Evonik Background IP in a manner inconsistent with the use for which such Research Samples or Product were developed; (c) the negligence or intentional misconduct of Customer, any of its agents, representatives, employees, subcontractors, customers, or any Third Party acting, in each case, on Customer’s behalf in the performance of the Project; and/or (d) Customer’s development, manufacture, use, import or export, sale or other disposition of Product or any product incorporating the Research Samples, provided that Customer shall not have any obligation under this Article 13.1 to the extent any Loss results directly from (i) the breach of any of Evonik’s representations, warranties, covenants or obligations under this Agreement; (ii) ***; (iii) the negligence or intentional misconduct of Evonik, its Affiliates, any of the foregoing’s agents, representatives, employees, subcontractors, or customers, or any Third Party acting on Evonik’s behalf in, in each case, the performance of the Project; or (iv) ***.

13.2 Evonik shall defend, indemnify and hold harmless Customer, its Affiliates, and their respective directors, officers, employees, principals, licensees (with respect to Product),

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

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agents and assigns from and against any and all Losses which any of the foregoing may hereafter incur, become responsible for or pay out relating to, as a direct result of any Third Party claim based upon or arising out of (a) breach of any of Evonik’s representations, warranties, covenants or obligations under this Agreement; (b) ***; (c) the gross negligence or intentional misconduct of Evonik, its Affiliates, any of either of the foregoing’s agents, representatives, employees, or subcontractors, or any Third Party acting on Evonik’s behalf in, in each case, the performance of the Project; or ***, provided that Evonik shall not have any obligation under this Article 13.2 to the extent any Loss results directly from (i) the breach of any of Customer’s representations, warranties, covenants or obligations under this Agreement; (ii) any infringement or misappropriation of the intellectual property rights of any Third Party relating to any Customer Background IP or Customer Foreground IP; or (iii) the negligence or intentional misconduct of Customer, its Affiliates, any of the foregoing’s agents, representatives, employees, subcontractors, customers, or any Third Party acting on Customer’s behalf in, in each case, the performance of the Project.

13.3 Each party shall, at its sole cost and expense, procure and maintain in full force during the entire Term of this Agreement the following types of insurance in the minimum amounts set forth below with insurance carriers having a rating of A (or better) as to financial strength by the latest edition of A. M. Best & Co:

(a)	Workers’ compensation insurance in accordance with the laws of the state(s) of operations covering all Customer’s employees, subcontractors, or their employees who may be engaged directly or indirectly in any work hereunder; employer’s liability insurance coverage in the amount of *** for its employees; and

(b)	Comprehensive general liability insurance including Customer’s completed operations, covering bodily injuries and property damage with combined single limits of *** each occurrence and *** aggregate.

Upon written request of the other Party, a Party shall furnish to the other Party a copy of the certificate of insurance evidencing such coverages referred herein. No policy provided hereunder shall be cancelled nor materially reduced in coverage without *** days’ written notice to the other Party. All stated insurance policies, where applicable, will designate the other Party as additional insured. Each Party shall cause its applicable insurers to waive all rights of subrogation against the other Party. The waiver of subrogation clause and additional insured wording must be stated explicitly on the face of the certificate of insurance.

Article 14 - MISCELLANEOUS

14.1 Assignment; Successors and Assigns. Neither Party may assign all or any part of this Agreement without the other Party’s prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, a Party (the “Assigning Party”) shall not be required to obtain the consent of the other Party in order to, and shall be entitled to, without the other Party’s consent, assign or otherwise transfer this Agreement (1) to any Affiliate of the Assigning Party; or (2) in the event of the Assigning Party’s merger or sale or transfer of substantially all of the assets or business of the Assigning Party or the portion thereof related to

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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the subject matter of this Agreement. This Agreement, and its rights and obligations, shall inure to the benefit of and be binding upon the Parties and their successors and assigns permitted in accordance with this Article 14.1, provided that any attempted assignment not permitted pursuant to this Article 14.1 shall be null and void.

14.2 Non-Solicitation or Hiring of Certain Employees. During the term of this Agreement and for a period of *** following the termination or expiration of this Agreement, (1) Customer shall not hire or solicit any employee of Evonik or its Affiliates or induce or attempt to induce any such employee to terminate his or her employment with Evonik or its Affiliates by resignation, retirement or otherwise, and (2) Evonik’s Health Care Business Line, which encompasses Evonik’s pharmaceutical businesses, shall not hire or solicit any employee of Customer or its Affiliates or induce or attempt to induce any such employee to terminate his or her employment with Customer or its Affiliates by resignation, retirement or otherwise. For the purposes of this section, the term “solicit” and “induce” shall not include general advertisement or other employment activities of a Party not directed primarily at an employee of the other Party or its Affiliates.

14.3 Entire Agreement. This Agreement, executed pursuant hereto and all exhibits and schedules attached to or referenced herein, constitutes the entire understanding and agreement of the Parties hereto with respect to the matters described herein and supersedes all prior agreements or understandings, written or oral, between the Parties with respect thereto.

14.4 Parties Independent. In making and performing this Agreement, the Parties are acting and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, or joint venture relationship between the Parties.

14.5 Amendment or Waiver. Notwithstanding any course of performance hereunder or other course of dealing, any amendment to or waiver of any provision of this Agreement must be in writing signed by each Party, and must specifically refer to the provision of the Agreement being amended or waived in order to be effective. Any purported amendment or waiver, whether oral, by electronic communication including emails between Parties, by conduct, custom shall not constitute a writing sufficient to amend this Agreement. The Parties are expressly and deliberately establishing these procedures specifically to avoid any possibility that an amendment, waiver or estoppel of or with respect to any of this Agreement’s terms could be deemed to have been affected in a manner other than as set forth in this Article.

14.6 Further Assurances. Each of the Parties shall execute and deliver to, or cause to be executed and delivered to, the other Party, such further instruments, or take such other action as may reasonably be reasonably required of it to consummate more effectively the transactions contemplated hereby.

14.7 Notice. All notices, consents, claims, demands or other communications given under this Agreement shall only be sufficient if in writing and sent (1) by certified mail, return receipt requested, postage prepaid or (2) by a nationally recognized overnight courier service which provides a delivery receipt, to the Parties at the address set forth below or at such other address designated by either Party in writing. The date of giving such notice will be deemed to be *** days after such envelope was deposited with the U.S. Postal Service or courier service.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

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The Post Office or courier service receipt showing the date of such deposit shall be prima facie evidence of such deposit date. Such communications must be sent to the respective Parties at the following addresses:

For Evonik:

Evonik Corporation

750 Lakeshore Parkway

Birmingham, Alabama 35211

FAX: (205) 917-2205

Attention: Global Head, Drug Delivery Services

and

Evonik Corporation

299 Jefferson Road

Parsippany, New Jersey 07054

FAX: (973) 541-8850

Attention: General Counsel

For Customer:

BioDelivery Sciences International, Inc.

801 Corporate Center Drive

Suite 210

Raleigh, North Carolina 27607

FAX: (919) 582-9051

Attention: Mark Sirgo, President and CEO

BioDelivery Sciences International, Inc.

801 Corporate Center Drive

Suite 210

Raleigh, North Carolina 27607

FAX: (919) 582-9051

Attention: General Counsel

14.8 Governing Law; Venue. This Agreement and all rights and remedies hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of New Jersey, without regard to Conflict of Law principles. Each Party shall comply with all applicable laws, rules, and regulations, including but not limited to those pertaining to environmental protection and safety and health.

14.9 Headings; Construction. Article headings contained in this Agreement are included for convenience only, and are not a part of the agreement between the Parties. The language used in this Agreement is the language chosen by the Parties to express their mutual intent. No rule of strict construction shall be applied against either Party.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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14.10 Translations. In the event of an inconsistency between any terms of this Agreement and any translations thereof into another language, the English language meaning shall control.

14.11 Force Majeure. Neither Party shall be liable for delay or failure to perform its obligations hereunder due to any circumstances beyond its reasonable control, regardless of whether such circumstances can be reasonably foreseen. Such circumstances may include, but are not limited to, acts of God, war (declared or undeclared), acts of terrorism (and related government actions), riot, political insurrection, rebellion, sabotage, revolution, acts, laws, regulations or orders of or expropriation by any government (whether de facto or de jure), acts of government prohibiting sanction the import or export of the product, rationing, equipment or production facilities, quarantine restrictions, fuel shortage, strike, lock-out or other labor troubles which interfere with the manufacture, sale or transportation of the Product or with the supply of raw materials necessary for their production or fire, flood, explosion, earthquake, tornados or other natural events or disasters, national defense or security requirements, acts or failure to act of its suppliers or other Third Parties or of a Party, natural disaster, weather conditions, or shortages of or inability to obtain (as and when required and upon reasonable terms and from reasonable sources of supply) suitable or sufficient energy, labor, machinery, facilities, raw materials, transportation, supplies or other resources or service (“Force Majeure”). If such Force Majeure occurs, the affected Party shall notify the other Party in writing as soon as practicable of the occurrence of said Force Majeure event, the nature of and expected duration of the Force Majeure event, and the reasonably anticipated effect the Force Majeure event will have on that Party’s performance of this Agreement. A Party will be excused from performing its obligations hereunder only during the Force Majeure event and the affected Party shall not be liable to the other Party for damages by reason of any delay or suspension of performance to the extent resulting from the Force Majeure event.

14.12 Export Compliance. The Parties shall abide by the applicable export regulations of the United States and any other country or countries. If required, the Party intending to export controlled technology or data (including a “deemed” export) shall apply for an export license or other suitable authorization from the proper authority prior to any such export and inform any Receiving Party of any further restrictions on use of the technology or data. Receiving Party shall not export or re-export any technical data, products, or samples received from the Disclosing Party or the direct product of such technical data in contravention of the export compliance laws of the United States or associated regulations.

14.13 Remedies. Each Party acknowledges that, without limitation of any legal, equitable, or injunctive remedies that may be available for any breach of any provision of this Agreement, a breach of such Party’s agreements in Articles 7, 8, and 11 hereof may result in irreparable and continuing damage to the other Party for which there may be no adequate remedy at law; and each Party agrees that, in the event of any breach of the aforesaid agreements, the other Party and its successors and assigns may be entitled to injunctive relief and to such other and further relief as may be proper.

14.14 Waiver of Breach. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect that Party’s right at a later time to enforce the same. No waiver by any Party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

14.15 Invalid or Void Provisions. In the event that individual provisions of this Agreement become wholly or partially invalid as evidenced by a ruling of a court of competent jurisdiction, the effectiveness of the remaining rulings shall not be affected, to the extent severable. The Parties undertake in good faith to replace an invalid provision by a valid one which most closely corresponds with the economic intention of the invalid ruling.

14.16 Counterparts; Evidence of Signature. This Agreement may be executed in separate counterparts, each of which shall be identical and may be introduced in evidence or used for any other purpose without any other counterpart, but all of which shall together constitute one and the same agreement. Signatures of any Party transmitted by facsimile or electronic mail (including, without limitation, electronic mailing of a so-called portable document format or “pdf” of a scanned counterpart) shall be treated as and deemed to be original signatures for all purposes, and shall have the same binding effect as if they were original, signed instruments delivered in person.

[Signature page to follow.]

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized representatives, effective as of the Effective Date.

EVONIK CORPORATION	BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT A

PROPOSAL

***

EXHIBIT B

EXISTING EVONIK PATENTS

***

AND ANY U.S. CONTINUATION(S), CONTINUATION(S) IN PART (TO THE EXTENT CLAIMING SUBJECT MATTER CLAIMED IN THE APPLICATIONS ABOVE), OR DIVISIONALS WITH RESPECT TO THE FOREGOING AND ANY FOREIGN COUNTERPART OF THE ABOVE.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT C

***

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

EXHIBIT D

CHANGE ORDER FORM

Project:

Change Order # :

Customer requests the following changes to the proposal:

Request made on                     .

Do the requested changes impact the budget: Yes                                      No

If yes, indicate the updated budget:

Do the requested changes impact the timeline: Yes                                     No

If yes, indicate the updated timeline:

By signing below both Parties agree to the above referenced changes and that the updated Proposal, budget and timeline will be subject to the terms and conditions of the Development and Exclusive License Option Agreement dated                      all other terms and conditions remain unchanged.

EVONIK CORPORATION	BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT E

FORM OF LICENSE AGREEMENT

To be attached hereto once mutually agreed upon by the Parties.